EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion within this Registration Statement on Form 10-SB of EWAN 1 INC., our report dated June 5, 2002 on our audit of the financial statements of Secured Private Network as of December 31, 2001 and for the period from August 10, 2001 (inception) to December 31, 2001 and our report dated June 5, 2002 on our audit of the financial statements of Secured Private Network as of March 31, 2002 and for the three month period then ended.


/s/ Kabani & Company, Inc.

Kabani & Company, Inc.

Fountain Valley, California
July 9, 2002